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                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                      among

                           SEAT PAGINE GIALLE S.P.A.,

                            SOGERIM, SOCIETE ANONYME,

                            NICKEL ACQUISITION CORP.

                                       and

                               NETCREATIONS, INC.



                          Dated as of December 22, 2000





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                                TABLE OF CONTENTS
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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01      Certain Defined Terms......................................  2

                                   ARTICLE II

                                   THE MERGER

SECTION 2.01      The Merger.................................................  8
SECTION 2.02      Closing....................................................  8
SECTION 2.03      Effective Time.............................................  9
SECTION 2.04      Effect of the Merger.......................................  9
SECTION 2.05      Certificate of Incorporation; Bylaws;
                  Directors and Officers of Surviving
                  Corporation................................................  9

                                   ARTICLE III

                      EFFECT OF MERGER ON CAPITAL STOCK OF
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 3.01      Effect on Capital Stock.................................... 10
SECTION 3.02      Exchange of Shares Other than
                  Treasury Shares............................................ 11
SECTION 3.03      Stock Transfer Books....................................... 15
SECTION 3.04      Options to Purchase Company Common Stock................... 15
SECTION 3.05      Employee Stock Purchase Plan............................... 16

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

SECTION 4.01      Organization and Qualification;
                  Subsidiaries............................................... 17
SECTION 4.02      Certificate of Incorporation and Bylaws.................... 17
SECTION 4.03      Capitalization............................................. 18
SECTION 4.04      Authority Relative to This Agreement....................... 19
SECTION 4.05      No Conflict; Required Filings and
                  Consents................................................... 20
SECTION 4.06      Permits; Compliance with Laws.............................. 20
SECTION 4.07      SEC Filings; Financial Statements.......................... 21
SECTION 4.08      Absence of Certain Changes or Events....................... 22
SECTION 4.09      Employee Benefit Plans; Labor Matters...................... 24
SECTION 4.10      [Intentionally Omitted].................................... 28


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SECTION 4.11      Contracts.................................................. 28
SECTION 4.12      Litigation................................................. 30
SECTION 4.13      Environmental Matters...................................... 30
SECTION 4.14      Intellectual Property...................................... 31
SECTION 4.15      Taxes...................................................... 36
SECTION 4.16      Insurance.................................................. 39
SECTION 4.17      Properties................................................. 39
SECTION 4.18      [Intentionally Omitted].................................... 40
SECTION 4.19      Opinion of Financial Advisor............................... 40
SECTION 4.20      Brokers.................................................... 40
SECTION 4.21      Certain Business Practices................................. 40
SECTION 4.22      Section 912 of New York Law Not
                  Applicable................................................. 41
SECTION 4.23      Business Activity Restriction.............................. 41
SECTION 4.24      Privacy.................................................... 42

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 5.01      Organization and Qualification;
                  Subsidiaries............................................... 42
SECTION 5.02      Authority Relative to this Agreement....................... 43
SECTION 5.03      No Conflict; Required Filings and
                  Consents................................................... 44
SECTION 5.04      Financing.................................................. 44

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.01      Conduct of Business by Company Pending
                  the Closing................................................ 45
SECTION 6.02      Notices of Certain Events.................................. 48
SECTION 6.03      Access to Information; Confidentiality..................... 49
SECTION 6.04      No Solicitation of Transactions............................ 49
SECTION 6.05      [Intentionally Omitted].................................... 52
SECTION 6.06      Control of Operations...................................... 52
SECTION 6.07      Further Action; Consents; Filings.......................... 52
SECTION 6.08      Additional Reports......................................... 53
SECTION 6.09      Tax Information............................................ 54

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

SECTION 7.01      Proxy Statement............................................ 54

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SECTION 7.02      Company Shareholders' Meeting.............................. 56
SECTION 7.03      Directors' and Officers' Indemnification
                  and Insurance.............................................. 57
SECTION 7.04      Public Announcements....................................... 59
SECTION 7.05      Employee Benefit Matters................................... 59
SECTION 7.06      Shareholder Agreement Legend............................... 60
SECTION 7.07      Guaranty of Performance.................................... 60

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

SECTION 8.01      Conditions to the Obligations of Each
                  Party to Consummate the Merger............................. 60
SECTION 8.02      Conditions to the Obligations of Company................... 61
SECTION 8.03      Conditions to the Obligations of Parent
                  and Lux Sub................................................ 62

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01      Termination................................................ 63
SECTION 9.02      Effect of Termination...................................... 67
SECTION 9.03      Amendment.................................................. 67
SECTION 9.04      Waiver..................................................... 67
SECTION 9.05      Termination Fee; Expenses.................................. 68

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01     Non-Survival of Representations and
                  Warranties................................................. 69
SECTION 10.02     Notices.................................................... 70
SECTION 10.03     Severability............................................... 71
SECTION 10.04     Assignment; Binding Effect; Benefit........................ 71
SECTION 10.05     Incorporation of Exhibits.................................. 72
SECTION 10.06     Governing Law.............................................. 72
SECTION 10.07     Waiver of Jury Trial....................................... 72
SECTION 10.08     Headings; Interpretation................................... 72
SECTION 10.09     Counterparts............................................... 73
SECTION 10.10     Entire Agreement........................................... 73
SECTION 10.11     Enforcement................................................ 73

                                     ANNEXES

ANNEX A       Form of Shareholders' Agreement


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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among SEAT PAGINE GIALLE S.P.A. ("Parent"), a limited company organized under the laws of the Republic of Italy and a majority owned subsidiary of Telecom Italia S.p.A., a limited company organized under the laws of the Republic of Italy, SOGERIM, SOCIETE ANONYME ("Lux Sub"), a Luxembourg corporation and a wholly owned subsidiary of Telecom Italia S.p.A., NICKEL ACQUISITION CORP., a New York corporation and a direct wholly owned subsidiary of Lux Sub ("Merger Sub"), and NETCREATIONS, INC., a New York corporation ("Company"):

                              W I T N E S S E T H:


                  WHEREAS, the respective boards of directors of Parent, Lux Sub and Company have each determined that it is advisable and in the best interests of their respective companies and shareholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "Merger") and have approved and adopted this Agreement; and

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of Company have entered into a shareholders' agreement (the "Shareholders' Agreement") in the form attached hereto as Annex A.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms

                  Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Affiliate" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

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                  "Business Day" shall mean any day on which the principal
offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in New York.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

                  "Company Disclosure Schedule" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "Company Material Adverse Effect" shall mean any change in or effect on the business of Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company, taken as a whole, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner) or (ii)(A) any litigation or loss of current or prospective customers, employees or revenues as to which Company furnishes reasonable evidence that it occurred primarily from the announcement of Company entering into this Agreement or (B) any claim or litigation as a result of the determination by the Company's board of directors that the proposal for the Merger is a "Superior Proposal" within the meaning of the Company's prior merger agreement with DoubleClick, Inc. ("DoubleClick"), dated as of October 2, 2000 (the "DoubleClick Merger Agreement") or alleging breach of the DoubleClick Merger Agreement or arising as a result of the termination of the DoubleClick Merger Agreement or the entry by the Company into this Merger Agreement or (C) the payment by the Company of any termination fees or expenses pursuant to the DoubleClick Merger Agreement; provided, however, that in no event shall (x) a decrease in the trading price of Company Common Stock or litigation relating thereto, (y) any matter publicly disclosed in a Company Report (as defined in Section 4.07) or otherwise, in any case prior to the date hereof, or (z) the termination of any agreement listed on Schedule I to the Company Disclosure Schedule, be considered a Company Material Adverse Effect.


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                  "Company Stock Plan" shall mean Company's 1999 Employee Stock
Option Plan, as amended.

                  "Company Stock Purchase Plan" shall mean Company's 2000 Employee Stock Purchase Plan.

                  "Company Shareholders' Meeting" shall mean the special meeting of Company shareholders to consider approval of this Agreement and the Merger.

                  "Competing Transaction" shall mean any of the following involving Company (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets (including, without limitation, any equity securities of subsidiaries) of Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions (excluding for this purpose the providing of opt-in e-mail addresses to direct marketers and brokers by Company in the ordinary course of business);

                  (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of Company or the filing of a registration statement under the Securities Act in connection therewith;

                  (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such terms are defined under Section 13(d) of the Exchange Act) having been formed

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         that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of Company; and

                  (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of December 20, 2000, between Parent and Company.

                  "$" shall mean United States Dollars.

                  "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Expenses" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

s
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                  "Governmental Entity" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "Knowledge of Company" shall mean that any officer of Company is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

                  "Knowledge of Parent" shall mean that any executive officer of Parent is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

                  "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree or other requirement or rule of law of the United States or any other jurisdiction, and any similar act or law.

                  "NNM" shall mean The Nasdaq National Market.

                  "New York Law" shall mean the New York Business Corporation
Law.


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                  "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent or Lux Sub and their respective subsidiaries that would prevent, or is reasonably likely to prevent, Parent or Lux Sub from performing their respective obligations under this Agreement or the consummation of the transactions contemplated hereby.

                  "person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "subsidiary" shall mean, with respect to any person, and corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person), owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type


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described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any Taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person.

                  "Tax Authority" shall mean any domestic, foreign, Federal, national, state, county or municipal or other local government body (including any subdivision, agency or commission thereof), or any quasi-governmental body, in each case, exercising regulatory authority in respect of Taxes.

                  "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                  "U.S. GAAP" shall mean generally accepted accounting principles as applied in the United States.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01    The Merger

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New York Law, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation in the Merger as a wholly owned subsidiary of Lux Sub (the "Surviving Corporation").

                  SECTION 2.02    Closing

                  Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of


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the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

                  SECTION 2.03    Effective Time

                  Immediately upon the closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of New York in such form as required by, and executed in accordance with the relevant provisions of, New York Law (the date and time of such filing, or such later date and time as may be set forth therein, being the "Effective Time").

                  SECTION 2.04    Effect of the Merger

                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of New York Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

                  SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

                  Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) the certificate of incorporation of Merger Sub as of the Effective Time shall constitute the certificate of incorporation of the Surviving Corporation until thereafter amended;

                  (b) subject to the requirements of Section 7.03(a) hereof, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be adopted as the bylaws of the Surviving Corporation until thereafter amended;


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                  (c) the officers of Merger Sub immediately prior to the
         Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (d) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE III

                EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

                  SECTION 3.01     Effect on Capital Stock

                  At the Effective time, by virtue of the Merger, and without any action on the part of Parent, Lux Sub, Merger Sub, Company or the holders of any of the following securities:

                  (a) each share of common stock, $.01 par value per share, of Company ("Company Common Stock") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Company and those owned by any wholly owned subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into the right to receive $7.00 in cash (the "Merger Consideration"); and all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest;

                  (b) each share of Company Common Stock held in the treasury of Company immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and each share of Company Common Stock owned by any subsidiary of


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either Company or Parent (other than Merger Sub) shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation;

                  (c) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

                  (d) from and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted.

                  SECTION 3.02    Exchange of Shares Other than Treasury Shares

                  (a) Paying Agent. Prior to the Effective Time, Lux Sub shall select a bank or trust company reasonably satisfactory to Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of Company Certificates (as defined in Section 3.02(c)).

                  (b) Lux Sub to Provide Cash. Lux Sub shall take all steps necessary to provide to the Paying Agent immediately following the Effective Time all the cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.01(a) (such cash, including any interest earned thereon, being hereinafter referred to as the "Exchange Fund").

                  (c) Exchange Procedures. The Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Company Certificates"), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 3.01(a), promptly after the Effective Time (and in any event no later than three Business Days after the later to occur of the Effective Time and receipt by Parent and Lux Sub of a complete list from Company of the names and addresses of its holders of record): (i) a letter of


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transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Paying Agent, and shall be in such form and have such other provisions as Parent or Lux Sub may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration. Upon surrender of a Company Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Lux Sub, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 3.01(a), and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.02(c), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Company Certificate shall have been converted pursuant to Section 3.01(a). No interest will be paid or will accrue on the cash payable upon the surrender of any Company Certificate.

                  (d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon surrender of Company Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Certificates. If, after the Effective Time, any Company Certificate is presented to the Surviving Corporation or the Paying Agent for any reason, it shall be canceled and exchanged as provided in this Article III (subject, in the case of any Company Certificate presented to the Paying Agent, to the provisions of Section 3.02(f)).

                  (e) Transfer of Ownership. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Company Certificate surrendered in accordance


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with this Article III is registered, if such Company Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Company Certificate so surrendered, or establish to the satisfaction of Lux Sub or any agent designated by it that such tax has been paid or is not applicable.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to holders of Company Certificates pursuant to this Article III for six months after the Effective Time shall promptly be paid to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Company Certificates held by them.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Company Certificate shall not have been surrendered prior to the thirty-first day of December in the fifth calendar year after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Company Certificate would otherwise escheat to or become the property of any Governmental Entity), the payment in respect of such Company Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (h) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereto pursuant to this


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Article III; provided, however, that Parent may, in its discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent and Lux Sub against any claim that may be made against Parent, Lux Sub, the Surviving Corporation or the Paying Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  (i) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Lux Sub, on a daily basis. If for any reason (including investment losses), the Exchange Fund is inadequate to pay the amounts to which holders of Company Certificates shall be entitled under this Section 3.02, Parent, Lux Sub and the Surviving Corporation shall nevertheless be liable for the payment thereof. The Exchange Fund shall not be used except as provided in this Agreement. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Lux Sub.

                  (j) Withholding Rights. Lux Sub, Parent and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. In the event Lux Sub, Parent or the Paying Agent shall be required to deduct or withhold any taxes under the federal or local laws of Italy or Luxembourg ("Foreign Taxes") from the Merger Consideration otherwise payable to any holder of Company Common Stock, the relevant amount of Merger Consideration payable to such holder shall be increased by the amount necessary to make the actual amount received by such holder after such Foreign Taxes are withheld equal to the amount that would have been received had no such withholding for Foreign Taxes been required.

                  SECTION 3.03     Stock Transfer Books

                  At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, the Merger Consideration into which such shares of Company Common Stock shall have been converted shall be paid to the transferee if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 3.04     Options to Purchase Company Common Stock

                  (a) At the Effective Time (and without any action by the Board of Directors of the Company or any committee administering the Company Stock
Plan), the Company Stock Plan and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plan ("Company Stock Options") which is outstanding and unexercised immediately prior to the Effective Time, shall be canceled with the holder thereof becoming entitled to receive a cash payment from the Surviving Corporation at the Effective Time of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over
(y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised (the "Option Consideration") (irrespective of whether and to the extent to which any or all such Company Stock Options are exercisable or will be exercisable at the Effective Time).

                  (b) All amounts payable pursuant to this Section 3.04 shall be subject to any required withholding of Taxes and shall be paid without interest. Company shall obtain all consents of the holders of Company Stock Options as shall be necessary to effectuate the actions contemplated by this Section 3.04. Notwithstanding anything to the contrary contained in this Agreement, payment of the Option Consideration in respect of any Company Stock Option shall, at Parent's request, be withheld until all necessary consents with respect to such Company Stock Option have been obtained.

                  (c) The Company Stock Plan shall terminate as of the Effective Time, and the provisions in any other Company Benefit Plan (as defined in Section 4.09(a)) providing for the issuance, transfer or grant of any capital stock of Company or any interest in respect of any capital stock of Company shall be deleted effective as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in the Company Stock Plan or any other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Surviving Corporation.

                  SECTION 3.05     Employee Stock Purchase Plan

                  At the Effective Time, the Company Stock Purchase Plan and each outstanding purchase right under the Company Stock Purchase Plan shall terminate, and all accumulated funds shall be distributed to participants as though such participants had elected to withdraw therefrom.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Company hereby represents and warrants to Parent, Lux Sub and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV or to otherwise be reasonably apparent to relate to representations hereof not specifically referenced, that:

                  SECTION 4.01     Organization and Qualification; Subsidiaries

                  (a) Company has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the State of New York and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The name of Company under which it was formed was NetCreations Inc.

                  (b) Company does not own an equity interest in any corporation, partnership, joint venture arrangement or other business entity and has no subsidiaries.

                  SECTION 4.02     Certificate of Incorporation and Bylaws

                  The copies of Company's certificate of incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

                  SECTION 4.03     Capitalization

                  The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, no par value ("Company Preferred Stock"). As of the date hereof, (i) 15,534,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) 2,961,000 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, (iv) 1,000,000 shares of Company Common Stock are reserved for issuance under the Company Stock Purchase Plan and (v) no shares of Company Preferred Stock are outstanding. The name of each holder of a Company Stock Option as of the date hereof, the grant date of each Company Stock Option, the number of shares of Company Common Stock for which each Company Stock Option is exercisable, the exercise price of each Company Stock Option and the vesting schedule of each Company Stock Option are set forth in Section 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plan or the Company Stock Purchase Plan as set forth in the second sentence above, there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Company or (B) any options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity or voting interests in, Company. All shares of Company Common

Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any entity or person.

                  SECTION 4.04     Authority Relative to This Agreement

                  Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of two-thirds (2/3) of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Shareholders' Meeting (the "Company Shareholder Approval"), and the filing and recordation of the Certificate of Merger as required by New York Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

                  SECTION 4.05     No Conflict; Required Filings and Consents

                  (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or by which any material property or asset of Company is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by New York Law.

                  SECTION 4.06     Permits; Compliance with Laws

                  Company is in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of the date of this Agreement, none of the Company

Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened. Company is not in conflict in any material respect with, or in material default or violation of, (i) any Law applicable to Company or by which any property or asset of Company is bound or affected or (ii) any Company Permits. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since January 17, 1996, Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                  SECTION 4.07     SEC Filings; Financial Statements

                  (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since November 12, 1999 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "Company Reports") and (B) with any other Governmental Entities. Each Company Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of Company as at the respective dates thereof and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the balance sheet of Company as reported in the Company Reports, including the notes thereto, Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

                  SECTION 4.08     Absence of Certain Changes or Events

                  Since December 31, 1999, Company has conducted its business in all material respects only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except for changes in the ordinary course of business consistent with past practice that only affect non-officer employees of the Company, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to offerings registered under the Securities Act or pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or creation of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which, individually or in the aggregate, have not had, and cannot reasonably be expected to lead to, a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

                  SECTION 4.09     Employee Benefit Plans; Labor Matters

                  (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("Benefit Plans"), maintained, sponsored or contributed to or required to be contributed to by Company (the "Company Benefit Plans"). With respect to each Company Benefit Plan, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, if any, relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500), if any, filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, if any, relating to such Company Benefit Plan and (v) the most recent determination, notification, advisory or opinion letter, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither Company nor, to the Knowledge of Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, under ERISA, the Code or any other applicable Law.

                  (c) Company on behalf of itself and each Company ERISA Affiliate (as defined below) hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(5) of the Code has received a favorable determination, notification, advisory or opinion letter from the IRS as to its qualified status, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the Knowledge of Company no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to the Knowledge of Company there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Plan that could result in liability to Company and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) liability for the accrued benefits as of the date of such termination to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

                  (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of Part 3 of Title I of ERISA or Section 412 of the Code and neither Company nor any other trade or business (whether or not incorporated) that is under "common control" with Company (within the meaning of ERISA Section 4001) or with respect to which Company could otherwise incur liability under Title IV of ERISA (a "Company ERISA Affiliate") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company is, or may reasonably be expected to become, the subject of any lien arising under ERISA or
Section 412(n) of the Code.

                  (e) Company has delivered to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of Company providing for annual compensation in excess of $100,000
(ii) all severance plans, agreements, programs and policies of Company with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company with or relating to its employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code
Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (f) Company is not a party to, and has no obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company and no collective bargaining agreement is being negotiated by Company or any person or entity that may obligate the Company thereunder. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company pending or, to the Knowledge of Company, threatened which may interfere with the business activities of Company. As of the date of this Agreement, to the Knowledge of Company, none of Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the business of Company, and there is no charge or complaint against Company by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

                  (g) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post- employment benefits to any person: medical, disability or life insurance benefits. To the Knowledge of Company, Company and the Company ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

                  SECTION 4.10     [Intentionally Omitted]

                  SECTION 4.11     Contracts

                  Except for the contracts and agreements described in Section
4.11 of the Company Disclosure Schedule (collectively, the "Listed Contracts"), Company is not a party to any of the following:

                  (a) any list owners agreement, purchase agreement or bill of sale relating to the purchase of e-mail user lists, customer marketing agreement (or similar agreement with brokers) or agreement with non-standard payment terms, in each case, which ranks in Company's 25 largest customer or supplier relationships, as measured by dollar value, for each of these categories of agreements;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $100,000 over the life of the contract;

                  (c) any contract that expires more than one year after the date of this Agreement or any contract that may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with U.S. GAAP in excess of $100,000;

                  (e) any contract for capital expenditures in excess of $100,000 in the aggregate;

                  (f) any contract limiting the freedom of Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract or any contract that may be terminable as a result of Parent's status as a competitor of any party to such contract;

                  (g) any contract pursuant to which Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $100,000 remain outstanding;

                  (h) any contract with an Affiliate;

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person other than customary customer agreements made in the ordinary course of business; or

                  (j) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

                  Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Listed Contract. Each of the Listed Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Company, or to the Knowledge of Company, with respect to any other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Listed Contract. True, correct and complete copies of all Listed Contracts have been delivered to Parent.

                  SECTION 4.12     Litigation

                  There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby, and, to the Knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby.

                  SECTION 4.13     Environmental Matters

                  Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company in violation of any Environmental Law.

                  SECTION 4.14     Intellectual Property

                  (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs, statistical models, supplier lists, e-mail lists, inventions, sui generis database rights, databases, data ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published, marketed or used by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "Company Intellectual Property."

                  (b) Section 4.14(b) of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, registered trademarks, trademark applications, common law trademarks, trade names, registered service marks, service mark applications, common law service marks, material Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Closing Date. All of Company's patents, patent applications, registered trademarks, trademark applications, registered service marks and service mark registrations, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date having been duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete in all material respects.

                  (c) Section 4.14(c) of the Company Disclosure Schedule contains a true and complete list of the registrations that Company has obtained anywhere in the world in relation to the processing of data. Company has made all such registrations which it is required to have made and is in good standing with respect to such registrations with all fees due as of the Effective Time having been duly made. Company has received Valid Consents (as defined below) from all persons who have provided personal information which are sufficient to give Company (i) the right to use such personal information for the purposes of conducting Company's current activities, and Company's future activities to the extent such future activities are already planned, and (ii) the right to assign the personal information and the applicable consents to Parent or its Affiliates. For the purposes of this Section 4.14(c), "Valid Consents" shall mean consents obtained (i) for persons aged 13 and over, using Company's double opt-in method by which the persons providing personal information to Company have both (a) indicated their consent by checking a box which signifies his or her desire to have his or her personal information registered with the site and used by Company, and (b) thereafter responded to a confirmatory e-mail message to signify his or her desire to have his or her personal information registered with the site and used by Company and (ii) for persons under the age of 13, in accordance with the Children's Online Privacy Protection Act of 1998. Company has not used any personal information without or beyond the scope of a Valid Consent. Company has placed all personal information relating to persons who have signified that they do not grant or later revoke a Valid Consent in an unsubscribed archive file where such data is stored but not used by Company. Company has not collected and maintains no personal information about persons outside the United States in violation of any local, state or Federal law.

                  (d) Company Intellectual Property consists solely of items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid license (the "Company Licensed Intellectual Property"), the parties and date of each such license agreement (each, a "License Agreement") being set forth on Section 4.14(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

                  (e) The reproduction, manufacturing, distribution, licensing, sublicensing, sale, use or any other exercise of rights in any Company Intellectual Property, product, service, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, mask work or other proprietary or personal right of any person or, to the actual knowledge of Company, the patent of any person anywhere in the world. No claims (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by Company of any of the Company Intellectual Property, or
(ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, use or sale by Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the Knowledge of Company, are threatened by any person, nor are there, to the Knowledge of Company, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Company are subsisting and, to the Knowledge of Company, enforceable. To the Knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

                  (f) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of Company, have executed nondisclosure agreements in the form set forth in Section 4.14(f) of the Company Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with Company in accordance with applicable Federal and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (g) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument relating to Company Intellectual Property to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

                  (h) Section 4.14(h) of the Company Disclosure Schedule contains a true and complete list of all of Company's software programs (the "Company Software Programs"). Except with respect to software or technology licensed by Company (to which Company holds appropriate and valid licenses), Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                  (i) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed the nondisclosure agreements referred to in Section 4.14(f), and (iii) have not been disclosed to any third party, except those third parties set forth in Section 4.14(i) of the Company Disclosure Schedule who have executed nondisclosure agreements with Company.

                  (j) Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property necessary or appropriate to cause the same to be readily understood, identified and available.

                  (k) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

                  (l) The Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, charges or encumbrances of any kind.

                  (m) Company does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in Section 4.14(m) of the Company Disclosure Schedule that have accrued or will accrue prior to the Effective Time have been or will be paid.

                  (n) Company uses commercially reasonable efforts to regularly scan the Company Software Programs and, to, the extent applicable, the other Company Intellectual Property, with "best-in-class" virus detection software. To the Knowledge of Company, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Knowledge of Company, none of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

                  (o) Company has implemented all reasonable steps which are known in the information systems industry in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. Section 4.14(o) of the Company Disclosure Schedule sets forth (i) each breach of security of which Company is aware, (ii) its known or anticipated consequences, and (iii) the steps Company has taken to remedy such breach.

                  SECTION 4.15     Taxes

                  (a) Company and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes due with respect to the taxable periods covered by such Tax Returns and all other material Taxes. Such Tax Returns are complete and correct. Company has provided adequate accruals in accordance with U.S. GAAP in its latest financial statements included in the Company Reports for any Taxes payable by Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, whether or not shown as being due on any Tax Returns. Other than Taxes incurred in the ordinary course of business, Company has no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

                  (b) There is (i) no material claim for Taxes that is a lien against the property of Company or is being asserted against Company other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company being conducted by a Tax Authority, (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted to Company and is currently in effect, (iv) no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Company and (v) no agreement, contract or arrangement to which Company is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

                  (c) There has been no change in ownership of Company that has caused the utilization of any losses of Company to be limited pursuant to
Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the Company Reports are properly computed and reflected.

                  (d) Company has not been and will not be required by reason of the Merger to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (e) Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company.

                  (f) Company is not a party to any Tax sharing or Tax allocation agreement nor does Company have any liability or potential liability to another party under any such agreement.

                  (g) Company has not filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (h) Company has not ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

                  (i) Company has in its possession receipts for any Taxes paid to foreign Tax authorities. Company has not ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  (j) Neither Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions"

(within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (k) Company and its subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of taxes and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                  SECTION 4.16     Insurance

                  Company is presently insured, and since its inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company, in Company's reasonable estimation, provide adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company has complied in all material respects with the terms of such policies.

                  SECTION 4.17     Properties

                  Company has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its material tangible properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company's financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as being owned by Company as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements, and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's equipment in regular use which is material to the operation of Company has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  SECTION 4.18     [Intentionally Omitted]

                  SECTION 4.19     Opinion of Financial Advisor

                  BancBoston Robertson Stephens Inc. ("Robertson Stephens") has delivered to the Board of Directors of Company its written opinion to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view.

                  SECTION 4.20     Brokers

                  No broker, finder or investment banker (other than Robertson Stephens and Friedman, Billings, Ramsey & Co., Inc., the fees and expenses of each of which will be paid by Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Company has heretofore made available to Parent true, complete and correct copies of all agreements between Company and Robertson Stephens pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 4.21     Certain Business Practices

                  Neither Company nor any directors, officers, agents or employees of Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

                  SECTION 4.22     Section 912 of New York Law Not Applicable

                  The Board of Directors of Company, at a meeting duly called and held, duly adopted resolutions (i) unanimously approving the Merger, this Agreement and the Shareholders' Agreement, (ii) determining that the terms of the Merger are fair to, and in the best interests of, Company and its shareholders, (iii) recommending that Company's shareholders adopt this Agreement and (iv) adopting this Agreement. Such resolutions and approval constitutes approval of the Merger, this Agreement and the Shareholders' Agreement and the transactions contemplated by this Agreement and the Shareholders' Agreement by the Board of Directors of Company under Section 912 of New York Law and represents all the action necessary to ensure that the restrictions contained in such Section 912 do not apply to any of Parent, Lux Sub or Merger Sub in connection with the Merger, this Agreement and the Shareholders' Agreement and the transactions contemplated by this Agreement and the Shareholders' Agreement. To the Knowledge of Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Shareholders' Agreement or the transactions contemplated by this Agreement and the Shareholders' Agreement.

                  SECTION 4.23     Business Activity Restriction

                  There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company in any material respect. Company has not entered into any agreement under which Company is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                  SECTION 4.24     Privacy

                  Company is, and has always been, in compliance with its then-current privacy policy, including those posted on Company's Web site(s). Company has conducted its business and maintained its data at all times in accordance with (i) the standards promulgated by the Online Privacy Alliance,
(ii) the standards promulgated by the Direct Marketing Association, and (iii) all applicable Federal, state and other laws, including, but not limited to, those relating to the use of information collected from or about consumers. Company is, and has always been, in compliance with its customers' privacy policies, when required to do so by contract.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent and Lux Sub hereby represent and warrant to Company that:

                  SECTION 5.01     Organization and Qualification; Subsidiaries

                  Parent, Lux Sub and Merger Sub have each been duly organized and each is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent, Lux Sub and Merger Sub is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The name of Merger Sub under which it was formed was Nickel Acquisition Corp.

                  SECTION 5.02     Authority Relative to this Agreement

                  Each of Parent, Lux Sub and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent, Lux Sub and Merger Sub and the consummation by Parent, Lux Sub and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent, Lux Sub or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the consent of Lux Sub as sole shareholder of Merger Sub and the filing and recordation of the Certificate of Merger as required by New York Law). This Agreement has been duly executed and delivered by each of Parent, Lux Sub and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent, Lux Sub and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

                  SECTION 5.03     No Conflict; Required Filings and Consents

                  (a) The execution and delivery of this Agreement by Parent, Lux Sub and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws (or any equivalent organizational document) of Parent, Lux Sub or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent, Lux Sub or Merger Sub or by which any property or asset of Parent, Lux Sub or Merger Sub is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent, Lux Sub or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Parent, Lux Sub and Merger Sub does not, and the performance by Parent, Lux Sub and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent, Lux Sub or Merger Sub with or notification by Parent, Lux Sub or Merger Sub to, any Governmental Entity, except pursuant to the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by New York Law.

                  SECTION 5.04     Financing

         At the Effective Time, Lux Sub will have available sufficient cash in immediately available funds necessary for the acquisition of all shares of Company Common Stock pursuant to the Merger.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01     Conduct of Business by Company Pending the
Closing

                  Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, unless Parent shall otherwise agree in writing, (x) the business of Company shall be conducted only in, and Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use its best efforts to keep available the services of such of the current officers, significant employees and consultants of Company and to preserve the current relationships of Company with such of the corporate partners, customers, suppliers and other persons with which Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Company shall not, between the date of this Agreement and the Effective Time, except as contemplated by this Agreement, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, (i) any shares of capital stock of Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company, other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement or pursuant to the Company Stock Purchase Plan or
(ii) any material property or assets of Company except sales of inventory in the ordinary course of business consistent with past practice and the providing of opt-in e-mail addresses to direct marketers and brokers by Company in the ordinary course of business;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money (other than in de minimis amounts) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Listed Contract or License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been described in the Company Disclosure Schedule and that are not, in the aggregate, in excess of $250,000 for Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plan or authorize cash payments in exchange for any Company Stock Options granted under the Company Stock Plan;

                  (g) amend the terms of, repurchase, redeem or otherwise acquire any of its securities or propose to do any of the foregoing;

                  (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company and any of Company's directors, officers, consultants or employees;

                  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of Company dated as of June 30, 2000 included in Company's quarterly report on Form 10-Q for the period then ended;

                  (j) except as required by any Governmental Entity, make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                  (k) make any Tax election or settle or compromise any Tax liability; or

                  (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder in any maternal respect or result in any of the conditions to the Merger set forth herein not being satisfied or prevent Company from performing or cause Company not to perform its covenants hereunder.

                  SECTION 6.02     Notices of Certain Events

                  (a) Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; and (iii) any change that could reasonably be expected to delay or impede the ability of either Parent or Lux Sub, on the one hand, or Company, on the other, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

                  (b) In addition, Company shall give Parent prompt notice of
(i) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company, threatened against, relating to or involving or otherwise affecting Company, or that relate to the consummation of the Merger;
(ii) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Listed Contract; and
(iii) any change that could reasonably be expected to have a Company Material Adverse Effect.

                  (c) In addition, Parent shall give Company prompt notice of any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Parent, threatened, in each case that relate to the consummation of the Merger.

                  SECTION 6.03     Access to Information; Confidentiality

                  (a) From the date of this Agreement to the Effective Time, Company shall (i) provide to Parent (and its officers, directors, employees, accountants, financial advisors, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to Company's officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as Parent or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) Parent shall comply with, and shall cause its Representatives to comply with, all of its obligations under the Confidentiality Agreement with respect to any nonpublic information disclosed pursuant to this
Section 6.03 or otherwise.

                  SECTION 6.04     No Solicitation of Transactions

                  (a) Until this Agreement has been terminated as provided herein, Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Agreement, including this Section 6.04, shall prohibit Company or the Board of Directors of Company (i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.04, (ii) referring any third party to this Section
6.04 or making a copy of this Section 6.04 available to any third party solely in response to an unsolicited inquiry; (iii) prior to receipt of the Company Shareholder Approval, from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide proposal regarding a Competing Transaction that (i) Company's Board of Directors shall have concluded in good faith, based upon the advice of independent outside counsel of nationally recognized reputation (who may be the Company's regularly engaged independent legal counsel), that such action is necessary to prevent Company's Board of Directors from violating its fiduciary duties to the Company or its shareholders under applicable law, (ii) with respect to which Company's Board of Directors shall have determined, based upon the advice of Company's independent financial advisors of nationally recognized reputation (who may be the Company's regularly engaged independent financial advisors), in the proper exercise of its fiduciary duties to the Company and its shareholders that the acquiring party is reasonably capable of consummating such Competing Transaction on the terms proposed, and (iii) Company's Board of Directors reasonably believes in good faith, based on the advice of the Company's independent financial advisors of nationally recognized reputation (who may be the Company's regularly engaged independent financial advisors), that such Competing Transaction is more favorable to the shareholders of Company from a financial point of view than the Merger and that such Competing Transaction is more favorable to the shareholders of Company than the Merger taking into account all the respective terms and conditions of the Competing Transaction and the Merger (any such Competing Transaction being referred to herein as a "Superior Proposal"). Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company, whether or not such person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this
Section 6.04 by Company. Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, as promptly as reasonably practicable, of any modifications to the terms thereof. Company shall not submit any Competing Transaction to the vote of its shareholders. Prior to accepting a Superior Proposal, Company shall provide Parent with 24 hours' written notice of such intention. Notwithstanding the foregoing, nothing contained in this Section
6.04 shall prevent the Board of Directors of Company from withdrawing or modifying its recommendation of this Agreement, provided that the Company has complied with this Section 6.04, following the receipt of a proposal that constitutes, or may reasonably be expected to lead to, a Superior Proposal if the Board of Directors of the Company, after consultation with independent outside counsel of nationally recognized reputation (who may be the Company's regularly engaged independent legal counsel) determines in good faith that such action is necessary for the directors of Company to comply with their fiduciary duties to the Company or its shareholders under applicable law.

                  (b) Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  SECTION 6.05     [Intentionally Omitted]

                  SECTION 6.06     Control of Operations

                  Nothing contained in this Agreement shall give Parent or Lux Sub, directly or indirectly, the right to control or direct the operations of Company prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                  SECTION 6.07     Further Action; Consents; Filings

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Lux Sub or Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Exchange Act and any other applicable Federal or state securities laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                  (b) Each of Company, Parent and Lux Sub will give any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

                  SECTION 6.08     Additional Reports

                  Company shall each furnish to Parent copies of any reports of the type referred to in Section 4.07, which it files with the SEC on or after the date hereof, and Company covenants and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                  SECTION 6.09     Tax Information

                  Company shall provide the following information to Parent not later than two weeks after the date of this Agreement: (i) a complete list of the types of Tax Returns being filed by Company in each taxing jurisdiction,
(ii) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iii) a list of any deferred intercompany gain with respect to transactions to which Company has been a party and (iv) a list of the acquisition date, original cost, accumulated depreciation, adjusted tax basis and methods of depreciation for all depreciable and amortizable assets of the Company. Company shall provide Parent and its accountants, counsel and other Representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01     Proxy Statement

                  (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and Company shall file with the SEC a proxy statement with respect to the Merger relating to the special meeting of Company's shareholders to be held to consider approval and adoption of this Agreement and the Merger (the "Company Shareholders' Meeting") (together with any amendments thereto, the "Proxy Statement"). No filing of, or amendment or supplement to, the Proxy Statement will be made by Company without providing Parent with the opportunity to review and comment thereon. Company shall use its best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Copies of the Proxy Statement shall be provided to the NNM in accordance with its rules. Parent, Lux Sub or Company, as the case may be, shall furnish all information concerning Parent, Lux Sub or Company as any other party may reasonably request in connection with the preparation of the Proxy Statement. Company shall notify Parent promptly of the receipt of any comments from the SEC on the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall promptly provide Parent copies of all correspondence between Company or any of its representatives or advisors and the SEC with respect to the Proxy Statement. Company shall use its best efforts to cause the Proxy Statement to be mailed to Company's shareholders as promptly as practicable after filing thereof with the SEC. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance as to matters relating to, and supplied for inclusion therein by, such party in all material respects with the applicable requirements of (i) the Exchange Act and (ii) the rules and regulations of the NNM.

                  (b) The Proxy Statement shall include (i) information with respect to Company and its shareholders, the approval and adoption of the Merger and the recommendation of the Board of Directors of Company to Company's shareholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of Company to withdraw its recommendation in compliance with Section 6.04 of this Agreement, and (ii) the opinion of Robertson Stephens referred to in Section 4.19.

                  (c) None of the information supplied by Company for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC or any other regulatory agency, at the date it is or any amendments or supplements thereto are mailed to shareholders of Company or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to receipt of the Company Shareholder Approval, any event or circumstance relating to Company, or its officers, directors or shareholders, should occur or be discovered by Company that should be set forth in an amendment or a supplement to the Proxy Statement, Company shall promptly prepare and mail to its shareholders such an amendment or supplement. Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Exchange Act.

                  (d) None of the information supplied by Parent or Lux Sub for inclusion in the Proxy Statement will, at the time it is filed with the SEC or any other regulatory agency, at the date it is or any amendments or supplements thereto are mailed to shareholders of Company or at the time of Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to receipt of the Company Shareholder Approval, any event or circumstance relating to Parent, Lux Sub or Merger Sub, or their respective officers or directors, should occur or be discovered by Parent or Lux Sub that should be set forth in an amendment or a supplement to the Proxy Statement, Parent or Lux Sub, as the case may be, shall promptly inform Company.

                  SECTION 7.02     Company Shareholders' Meeting

                  Subject to the provisions of Section 9.01 herein, Company shall call and hold the Company Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Proxy Statement is mailed to Company's shareholders. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 6.04, Company shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the Company Shareholder Approval. Company shall take all other action necessary or, in the reasonable opinion of Parent, advisable to promptly and expeditiously secure any vote or consent of shareholders required by applicable Law and Company's certificate of incorporation and bylaws to effect the Merger. Subject to the right of Company to terminate this Agreement set forth in Section 9.01 hereof, Company shall call and hold the Company Shareholders' Meeting for the purpose of voting upon the approval and adoption of this Agreement and the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's shareholders reject it.

                  SECTION 7.03 Directors' and Officers' Indemnification and Insurance

                  (a) Parent, Lux Sub and Merger Sub agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of each present and former director, officer, employee and agent of Company (collectively, the "Indemnified Parties") as provided in Company's present certificate of incorporation, by-laws or contractual arrangement in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification shall be required by Law, and Parent and Lux Sub agree to cause the Surviving Corporation to comply with its obligations thereunder and hereby guarantee the indemnification obligations referred to in this Section 7.03.

                  (b) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 7.03 or will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties and have substantially equal financial ability as the Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this Section 7.03 as a condition to such merger, consolidation or transfer becoming effective.

                  (c) The provisions of this Section 7.03 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  (d) For a period of three years after the Effective Time, Parent and Lux Sub shall use their respective best efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent or Lux Sub be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage and provided further, that if the premium for such coverage exceeds such amount, Parent or Lux Sub shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

                  SECTION 7.04     Public Announcements

                  The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 7.05     Employee Benefit Matters

                  (a) For all purposes (including, without limitation, eligibility, vesting, and benefit accrual) under the employee benefit plans of Parent and its subsidiaries or Affiliates providing benefits to former Company employees after the Effective Time, each such employee shall be credited with his or her years of service with Company before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan, except for purposes of benefit accrual under defined benefit pension plans, if any. Following the Effective Time, Parent shall, or shall cause its subsidiaries or Affiliates to, waive any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its subsidiaries or Affiliates in which such employees and their eligible dependents participate (except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company welfare benefit plans immediately prior to the Effective
Time).

                  (b) Parent and Lux Sub shall consider in their sole discretion instituting a Company profit sharing plan, annual bonus plan or other incentive program for Company employees.

                  SECTION 7.06     Shareholder Agreement Legend

                  As soon as practicable after the date of this Agreement, Company shall inscribe upon any certificate representing Shares (as such term is defined in the Shareholders' Agreement) the following legend: "THE SHARES OF

COMMON STOCK, PAR VALUE $.01 PER SHARE, OF NETCREATIONS, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT AND AN IRREVOCABLE PROXY CREATED THEREBY DATED AS OF DECEMBER 22, 2000, AND THE TRANSFER AND VOTING THEREOF ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF NETCREATIONS, INC. FROM THE SECRETARY OF NETCREATIONS, INC."; and Company will return such each such certificate containing such inscription to the shareholders of Company who are parties to the Shareholders' Agreement within three Business Days following Company's receipt thereof.

                  SECTION 7.07     Guaranty of Performance

                  Parent shall take all necessary steps to ensure that Lux Sub and Merger Sub take any and all actions required to be taken by them pursuant to this Agreement.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger

                  The respective obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions by joint action of the parties hereto:

                           (a) this Agreement and the Merger shall have been
                  duly approved by the requisite vote of shareholders of Company in accordance with New York Law;

                           (b) no court of competent jurisdiction shall have
                  issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                           (c) any waiting period (and any extension thereof)
                  applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated; and

                           (d) all consents, approvals and authorizations
                  legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

                  SECTION 8.02     Conditions to the Obligations of Company

                  The obligation of Company to consummate the Merger is subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                           (a) each of the representations and warranties of
                  Parent and Lux Sub contained in this Agreement shall be true, complete and correct both (i) when made and (ii) on and as of the Effective Time as if made at and as of the Effective Time (except for representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date), except in the case of each of clauses (i) and (ii) for such failures to be true, complete and correct (without giving effect to any qualification or standard relating to materiality or a Parent Material Adverse Effect contained in any such representations and warranties) which, individually or in the aggregate, would not have a Parent Material Adverse Effect, and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of each of Parent and Lux Sub to such effect; and

                           (b) Each of Parent and Lux Sub shall have performed
                  or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it an or prior to the Effective Time and Company shall have received a certificate of the Chief Executive Officer and

                  Chief Financial Officer of Parent and Lux Sub to that effect.

                  SECTION 8.03  Conditions to the Obligations of Parent and Lux
Sub

                  The respective obligations of Parent and Lux Sub to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

                           (a) each of the representations and warranties of
                  Company contained in this Agreement shall be true, complete and correct both (i) when made and (ii) on and as of the Effective Time as if made at and as of the Effective Time (except for representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date), except in the case of each of clauses (i) and (ii) for such failures to be true, complete and correct (without giving effect to any qualification or standard relating to materiality or a Company Material Adverse Effect contained in any such representations and warranties) which, individually or in the aggregate, would not have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

                           (b) Company shall have performed or complied in all
                  material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

                           (c) There shall have been no Company Material Adverse
                  Effect since the date of this Agreement;

                           (d) Company shall have received from each of the
                  parties set forth on Section 8.03(d) of the Company Disclosure Schedule (each such party, an "Assigning Party"), a valid and effective assignment, in form reasonably acceptable to Parent, of all intellectual property rights in all work created by such Assigning Party on behalf of Company; and

                           (e) Each of the employees listed on Schedule 8.03(e)
                  of the Company Disclosure Schedule hereto shall have terminated their respective employment agreements with Company and shall have agreed to the terms of employment set forth in their respective offer letters from Parent, and no employee listed an Schedule I shall have terminated, or given notice of termination of, such employee's employment with Company.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                   SECTION 9.01     Termination

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                           (a) by mutual written consent duly authorized by the
                  boards of directors of each of Parent and Company;

                           (b) by either Parent or Company, if the Effective
                  Time shall not have occurred on or before April 30, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose material breach of this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                           (c) by either Parent or Company, if any Governmental
                  Order preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                           (d) by Parent, if (i) the Board of Directors of
                  Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the Board of Directors of Company shall have recommended to the shareholders of Company a Competing Transaction, (iii) the Company fails to comply in all material respects with Section 6.04 or Section 7.02, (iv) a Competing Transaction shall have been announced or otherwise publicly known and the Board of Directors of Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its shareholders of a Competing Transaction involving a tender offer or exchange offer) within 5 Business Days of delivery of a written request from Parent for such action or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 5 Business Days of delivery of a written request from Parent for such action, (v) the Board of Directors of Company shall have determined that a Competing Transaction was a Superior Proposal and to take any of the actions allowed by clause (iii) of Section 6.04 (and shall not have, prior to Parent's termination of this Agreement pursuant to this Section 9.01(d)(v), (x) reconfirmed its approval and recommendation of this Agreement and the Merger and (y) recommended against acceptance of such Superior Proposal by its shareholders), or (vi) the Board of Directors of Company resolves to take any of the actions described above;

                           (e) by Parent or Company, if the Company Shareholder
                  Approval shall not have been obtained at the Company Shareholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                           (f) by Parent, if Company shall have breached or
                  failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.03(a) or (b) and (ii) is incapable of being or has not been cured by Company within 30 calendar days after Parent has given written notice to Company of such breach or failure to perform;

                           (g) by Company, if Parent or Lux Sub shall have
                  breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.02(a) or (b) and (ii) is incapable of being or has not been cured by Parent within 30 calendar days after Company has given written notice to Parent of such breach or failure to perform; or

                           (h) by Company, if (i) the Board of Directors of
                  Company authorizes Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or description of all material terms and conditions thereof) to such notice, (ii) Parent does not make, within three Business days of receipt of Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the shareholders of Company as the Superior Proposal, it being understood that Company shall not enter into any such binding agreement during such three-day period and (iii) Company prior to such termination pursuant to this clause (h) pays to Parent in immediately available funds the fees required to be paid pursuant to Section 9.05(b), provided, that Company shall not be permitted to terminate this Agreement pursuant to this Section 9.01(h) if such Superior Proposal is attributable to a violation by Company of its obligations under Section 6.04 or if such Superior

                  Proposal otherwise resulted from a breach of any of Company's obligations under this Agreement.

                   The right of any party hereto to terminate this Agreement pursuant to this Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                   SECTION 9.02     Effect of Termination

                   In the event of termination of this Agreement pursuant to
Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, other than the provisions of Section 4.20, Section 6.03(b), this
Section 9.02, Section 9.05 and Article X, which provisions shall survive such termination; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreement, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

                   SECTION 9.03     Amendment

                   This Agreement may be amended by the parties hereto by action taken try or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                   SECTION 9.04     Waiver

                   At any time prior to the Effective Time, any party hereto may
(a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                   SECTION 9.05     Termination Fee; Expenses

                   (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses (other than attorneys' and accountants' fees and expenses) incurred solely for printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement and any fees required to be paid under the HSR Act.

                   (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d), (ii) Parent shall terminate this Agreement pursuant to Section 9.01(f), (iii) Company shall terminate this Agreement pursuant to Section 9.01(h) or (iv) this Agreement shall be terminated pursuant to Section 9.01(b) or pursuant to Section 9.01(e) as a result of the failure to obtain the Company Shareholder Approval and, in the case of this clause (iv), (A) at or prior to such termination, there shall exist or have been publicly proposed a Competing Transaction with respect to Company and (B) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated, then, in the case of (x) clauses (i) or
(ii), promptly after such termination, (y) in the case of clause (iii) prior to such termination or (z) in the case of clause (iv), immediately before the execution and delivery of such agreement or such consummation, as applicable, Company shall pay to Parent (the "Termination Fee") a sum equal to all of Parent's Expenses (payable promptly upon receipt of a written statement thereof from Parent) and an additional amount equal to $6,500,000. In the event of termination of this Agreement by Company pursuant to Section 9.01(g), Parent shall pay to Company an amount equal to all of Company's Expenses (payable promptly upon receipt of a written statement thereof from Company).

                   (c) Parent and Company agree that the agreements contained in
Section 9.05(b) above are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement or the Shareholders Agreements. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b), Company shall pay the fees and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                   (d) In the event that the Company properly terminates this Agreement pursuant to 9.01(g), in addition to any other claims for damages or expenses the Company may commence against Parent or one of its Affiliates, Parent shall be specifically obligated to reimburse Company for the termination fee due from Company to DoubleClick, not to exceed $8.6 million, if such termination fee has not already been paid by Parent or one of its Affiliates.

                                    ARTICLE X

                               GENERAL PROVISIONS

                   SECTION 10.01  Non-Survival of Representations and Warranties

                   The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                   SECTION 10.02     Notices

                   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                           (a)      if to Company:

                                    NetCreations, Inc.
                                    379 West Broadway, Suite 202
                                    New York, New York 10012
                                    Attention:  Brian Burlant, Esq.
                                    Telecopier: 212 274 9266

                                    with a copy to:

                                    Piper, Marbury, Rudnick & Wolfe LLP
                                    1251 Avenue of the Americas
                                    New York, New York 10020
                                    Attention:  Andrew J. Cosentino
                                    Telecopier: 212 835 6001

                           (b)      if to Parent, Lux Sub or Merger Sub:

                                    SEAT Pagine Gialle S.p.A.
                                    Via Aurelio Saffi 18
                                    10138 Turin, Italy
                                    Attention:  Mr. Paolo Gonano
                                    Telecopier: 011 39 011 435 2882

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                                    New York, New York 10019
                                    Attention:  Faiza J. Saeed
                                    Telecopier: 212 474 3700

                   SECTION 10.03     Severability

                   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                   SECTION 10.04     Assignment; Binding Effect; Benefit

                  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.03, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 10.05     Incorporation of Exhibits

                  The Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  SECTION 10.06     Governing Law

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK.

                  SECTION 10.07     Waiver of Jury Trial

                  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  SECTION 10.08     Headings; Interpretation

                  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                   SECTION 10.09     Counterparts

                   This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                   SECTION 10.10     Entire Agreement

                  This Agreement (including the Annexes, the Schedules and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  SECTION 10.11     Enforcement

                  Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            SEAT PAGINE GIALLE S.P.A.

                                                by  /s/ Lorenzo Pelliccioli
                                                    ----------------------------
                                                    Name:  Lorenzo Pelliccioli
                                                    Title: CEO


                                            SOGERIM, SOCIETE ANONYME

                                                by  /s/ Jacques Loesch
                                                    ----------------------------
                                                    Name:  Jacques Loesch
                                                    Title: Administrateur


                                                by  /s/ Fabio Morvilli
                                                    ----------------------------
                                                    Name:  Fabio Morvilli
                                                    Title: President


                                            NICKEL ACQUISITION CORP.

                                                by  /s/ Filippo Zamparelli
                                                    ----------------------------
                                                    Name:  Filippo Zamparelli
                                                    Title: President


                                            NETCREATIONS, INC.

                                                by  /s/ Rosalind Resnick
                                                    ----------------------------
                                                    Name:  Rosalind Resnick
                                                    Title: CEO

                                                                         ANNEX A

                         FORM OF SHAREHOLDERS' AGREEMENT

                  SHAREHOLDERS' AGREEMENT, dated as of December 22, 2000 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among SEAT PAGINE GIALLE S.P.A. ("Parent"), a limited company organized under the laws of the Republic of Italy and a majority owned subsidiary of Telecom Italia S.p.A., a limited company organized under the laws of the Republic of Italy, SOGERIM, SOCIETE ANONYME ("Lux Sub"), a Luxembourg corporation and a wholly owned subsidiary of Telecom Italia S.p.A., NICKEL ACQUISITION CORP., a New York corporation and a direct wholly owned subsidiary of Lux Sub ("Merger Sub"), and the undersigned SHAREHOLDERS (each, a "Shareholder" and, collectively, the "Shareholders") of NetCreations, Inc., a New York corporation ("Company").

                  Capitalized and other terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, among Parent, Lux Sub, Merger Sub and Company (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), Parent has agreed to acquire, through Lux Sub and Merger Sub, all the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company in which each outstanding share of common stock, $.01 par value per share, of Company (the "Company Common Stock") will be converted into the right to receive $7.00 in cash as set forth in the Merger Agreement (the "Merger");

                  WHEREAS, in order to induce Parent, Lux Sub and Merger Sub to enter into the Merger Agreement and consummate the Merger, the Shareholders desire to execute and deliver to Parent, Lux Sub and Merger Sub a shareholders' agreement upon the terms set forth herein; and

                  WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Owned on the Date Hereof", and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" (such shares, together with any other shares of capital stock of Company acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Shares") subject to the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Ownership of Shares; Transfer. (a) Each Shareholder represents and warrants to Parent, Lux Sub and Merger Sub (collectively, the "Acquirors") that such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Shares. The Shares constitute a portion of such Shareholder's interest in the outstanding capital stock and voting securities of Company. The Shares are free and clear of any liens, claims, options, charges or other encumbrances. Shareholder has the sole right to vote the Shares and, except as contemplated by this Agreement, none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Such Shareholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

                  (b) Other than pursuant to this Agreement, Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Shares to any person (other than pursuant to the Merger) or
(ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Shares and shall not commit or agree to take any of the foregoing actions. Shareholder shall not, nor shall Shareholder permit any entity under such Shareholder's control to, deposit any Shares in a voting trust.

                  2. Agreement to Vote Shares. (a) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement.

                  (b) Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, share exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by or involving Company, (ii) any Competing Transaction and (iii) any amendment of Company's certificate of incorporation or by-laws or other proposal or transaction involving Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Company (each a "Frustrating Transaction"). No Shareholder shall commit or agree to take any action inconsistent with the foregoing.

                  (c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Shareholder from (i) acting in his or her capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in Section 2(a) or 2(b).

                  3. IRREVOCABLE PROXY. Each Shareholder hereby irrevocably grants to, and appoints, Parent, Lux Sub and Merger Sub, or any of them, and any individual designated in writing by any of them, and each of them individually, as the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Shares of such Shareholder, or grant a consent or approval in respect of the Shares of such Shareholder in a manner consistent with Sections 2(a) and 2(b). Each Shareholder understands and acknowledges that each of the Acquirors is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the agreement of Merger Sub to purchase the Shares of the Shareholder pursuant to the Merger Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 609 of the New York Business Corporation Law. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of Sections 2(a) and 2(b) in accordance with Section 8. Upon the execution of this Agreement by each Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

                  4. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to each Acquiror as follows:

                  (a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected. If Shareholder is married and the Shares constitute community property or if there otherwise is a need for spousal or other approval of this Agreement for it to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder's spouse, enforceable against such spouse in accordance with its terms.

                  (b) Except to the extent otherwise permitted under Section
6.04 of the Merger Agreement, until the Expiration Date, each Shareholder, in the Shareholder's capacity as a shareholder of Company, will not (and will use such Shareholder's reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the shareholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal;
(iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any affiliate, associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal or (v) either alone or together with any other shareholder of Company, request that a special meeting of the shareholders of Company be held to consider and vote on any Competing Transaction or Frustrating Transaction. In the event any Shareholder, in such Shareholder's capacity as a shareholder of Company, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

                  (c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs Company to not, record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

                  5. No Limitation on Discretion as Director. If any Shareholder is a natural person and is a member of the board of directors of Company, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Shareholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a member of the board of directors of Company.

                  6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

                  7. Consent and Waiver. Each Shareholder hereby consents to and approves the actions taken by the board of directors of Company in approving the Merger and adopting the Merger Agreement and gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this Section 7 to give any consent or waiver in his or her capacity as a director or officer of Company.

                  8. Termination. This Agreement and the proxy granted in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

                  9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and
(ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

                  10. Obligations Attach to Shares; Survival; Acquisition of Additional Shares of Capital Stock of Company. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person to which or whom legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Shareholder's heirs, guardians, administrators or successors, and that each certificate representing such Shares will be inscribed with a legend to such effect. All authority herein conferred by a Shareholder shall survive the death or incapacity of such Shareholder and any obligation of a Shareholder hereunder shall be binding upon the heirs, guardians, administrators, personal representatives, successors and assigns of a Shareholder. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Company affecting the Shares, or the acquisition of additional shares of capital stock of Company by any Shareholder, the number of shares of capital stock of Company listed under the heading "Total Number of Shares of Company Capital Stock Subject to this Agreement" shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of capital stock of Company issued to or acquired by such Shareholder.

                  11. Miscellaneous.

                      11.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                      11.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                      11.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                      11.4 Enforcement. The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in any New York state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or any New York state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

                      11.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

                      (i) If to any Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

                      (ii) if to Parent, Lux Sub or Merger Sub, to:

                                    SEAT Pagine Gialle S.p.A.
                                    Via Aurelio Saffi 18
                                    10138 Turin, Italy
                                    Attention:  Mr. Paolo Gonano
                                    Telecopier: 011 39 011 435 2882

                                    with a copy to:

                                    Cravath, Swaine & Moore
                                    825 Eighth Avenue
                                    New York, NY 10019
                                    Attention:  Faiza J. Saeed
                                    Telecopier: (212) 474-3700
or to such other address as any party hereto may designate for itself by notice given as herein provided.

                      11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                      11.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                      11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                      11.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]

                      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


SEAT PAGINE GIALLE S.P.A.                  SHAREHOLDER

By:
   --------------------                    -------------------------------
Name:                                      (Signature)
     ------------------
Title:
      -----------------                    -------------------------------
                                           (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME
                                           -------------------------------
                                           (Print Street Address)

By:                                        -------------------------------
   --------------------                    (Print City, State and Zip)
Name:
     ------------------                    -------------------------------
Title:                                     (Print Telephone Number)
      -----------------
                                           -------------------------------
                                           (Print Facsimile Number)


NICKEL ACQUISITION CORP.                   -------------------------------
                                           (Social Security or Tax
                                           I.D. Number)

By:
   --------------------
Name:
     ------------------
Title:
      -----------------


Total Number of Shares of Company Capital Stock Owned on the
Date Hereof:

Company Common Stock:
                     ------------------------------

State of Residence:
                    -------------------------------


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock:
                     ------------------------------

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT

                      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


SEAT PAGINE GIALLE S.P.A.                  SHAREHOLDER

By:
   --------------------                    -------------------------------
Name:                                      (Signature)
     ------------------
Title:                                     ROSALIND RESNICK
      -----------------                    -------------------------------
                                           (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME
                                           -------------------------------
                                           (Print Street Address)

By:                                        -------------------------------
   --------------------                    (Print City, State and Zip)
Name:
     ------------------                    -------------------------------
Title:                                     (Print Telephone Number)
      -----------------
                                           -------------------------------
                                           (Print Facsimile Number)


NICKEL ACQUISITION CORP.                   -------------------------------
                                           (Social Security or Tax
                                           I.D. Number)

By:
   --------------------
Name:
     ------------------
Title:
      -----------------


Total Number of Shares of Company Capital Stock Owned on the
Date Hereof:

Company Common Stock:
                     ------------------------------

State of Residence:
                    -------------------------------


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock:
                     ------------------------------

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT

                      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


SEAT PAGINE GIALLE S.P.A.                  SHAREHOLDER

By:
   --------------------                    -------------------------------
Name:                                      (Signature)
     ------------------
Title:                                     RYAN SCOTT DRUCKENMILLER
      -----------------                    -------------------------------
                                           (Print Name of Shareholder)

SOGERIM, SOCIETE ANONYME
                                           -------------------------------
                                           (Print Street Address)

By:                                        -------------------------------
   --------------------                    (Print City, State and Zip)
Name:
     ------------------                    -------------------------------
Title:                                     (Print Telephone Number)
      -----------------
                                           -------------------------------
                                           (Print Facsimile Number)


NICKEL ACQUISITION CORP.                   -------------------------------
                                           (Social Security or Tax
                                           I.D. Number)

By:
   --------------------
Name:
     ------------------
Title:
      -----------------


Total Number of Shares of Company Capital Stock Owned on the
Date Hereof:

Company Common Stock:
                     ------------------------------

State of Residence:
                    -------------------------------


Total Number of Shares of Company Capital Stock Subject to this Agreement:

Company Common Stock:
                     ------------------------------

                    SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT